Exhibit 10.13


[OBJECT OMITTED]





August 23, 1999


Donna W. Pizarro
6717 Levelland Drive
Dallas, TX  75252


Dear Donna:

         This letter is to confirm our agreement as follows:

          1. On or before August 30, 1999, you shall transfer all of your shares of capital stock in Pizarro Re-Marketing, Inc. (free and clear of all claims, liens or encumbrances) to Intellesale.com, Inc. ("Intellesale") by sending the following:
                    (a) the certificate or certificates representing the shares of capital stock of Pizarro Re-Marketing, Inc. owned by you, and
                    (b)  a stock power (one is included with this letter).

          2. In exchange for your shares and in full satisfaction of all future obligations to you under the Agreement of Sale, dated March 24, 1997, as amended, Intellesale will, within 30 days of the closing of an initial public offering of common stock of Intellesale (an "IPO"), pay you, by check or wire transfer, the amount of $500,000.

          3. You must notify the Company your wire transfer information in case the Company chooses to pay this amount by wire transfer.

          4. If an IPO has not occurred by April 1, 2000, then you may require Intellesale to return to you any shares you transferred to Intellesale pursuant to Paragraph 1, and this letter agreement shall terminate with no further obligation of Intellesale or you.

          5. After giving effect to the transfer in Paragraph 1, you represent and warrant that you will not own any equity security in Pizarro Re-Marketing, Inc.

          The share certificates and stock power referred to in Paragraph 1 should be sent by overnight mail to:

               Ed Cummings
               Intellesale.com
               2047 Rte. 130 North
               Burlington, NJ  08016


                                           Very truly yours,

                                           INTELLESALE.COM, INC.


                                           By:  /s/ Marc Sherman
                                              -----------------------
                                              Name: Marc Sherman
                                              Title: President



Agreed to and accepted:


By: /s/ Donna W. Pizzaro
   ---------------------
   Donna W. Pizarro